Exhibit 99.3

HistoTox Labs, Inc.

Financial Statements and Independent

Auditor's Report

December 31, 2020

Table of Contents

Page
Independent Auditor's Report	1

Financial Statements:

Balance Sheet	3

Statement of Operations	4

Statement of Changes in Stockholder's Equity	5

Statement of Cash Flows	6

Notes to the Financial Statements	7-17

Independent Auditor's Report

To the Stockholder

HistoTox Labs, Inc.

Boulder, Colorado

Report on the Financial Statements

We have audited the accompanying financial statements of HistoTox Labs, Inc. (the "Company") (an S Corporation), which comprise the balance sheet as of December 31, 2020, and the related statements of operations, changes in stockholder's equity, and cash flows for the year then ended, and the notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

To the Stockholder

HistoTox Labs, Inc.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HistoTox Labs, Inc. as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Fort Collins, CO

March 22, 2021

HistoTox Labs, Inc.

Balance Sheet

December 31, 2020

Assets
Current assets:
Cash	$923,781
Accounts receivable	1,157,426
Right of use asset - operating	1,218,109
Unbilled revenue	8,562
Total current assets	3,307,878

Long-term assets:
Property and equipment, net	3,130,010
Security deposit	25,124
Total long-term assets	3,155,134

Total assets	$6,463,012

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$262,356
Accrued liabilities	380,355
Deferred revenue	457,646
Lease liability - operating, current portion	214,348
Long-term debt, current portion	497,980
Total current liabilities	1,812,685

Lease liability - operating, non-current portion	1,486,746
Long-term debt, non-current portion	400,696
Total liabilities	3,700,127

Common stock, no par value: 10 shares authorized, issued and outstanding	10
Retained earnings	2,762,875
Total stockholder's equity	2,762,885

Total liabilities and stockholder's equity	$6,463,012

See accompanying notes to the financial statements and independent auditor's report.

HistoTox Labs, Inc.

Statement of Operations

For the Year Ended December 31, 2020

Revenues, net	$9,116,058

Cost of revenues	3,986,194

Gross profit	5,129,864

Operating expenses
Salaries, wages, and employee benefits	1,089,192
General and administrative	1,059,663
Depreciation and amortization expense	669,179
Selling expenses	44,408
Total operating expenses	2,862,442

Income from operations	2,267,422

Other income (expense)
Other income	6,000
Interest (expense)	(43,591)
Total other (expense)	(37,591)

Net income	$2,229,831

See accompanying notes to the financial statements and independent auditor's report.

HistoTox Labs, Inc.

Statement of Changes in Stockholder's Equity

For the Year Ended December 31, 2020

	Common Stock		Retained	Stockholder's
	Shares	Amount	Earnings	Equity
Balance, December 31, 2019	10	$10	$2,421,455	$2,421,465
Distributions to stockholder	-	-	(1,888,411)	(1,888,411)
Net income	-	-	2,229,831	2,229,831
Balance, December 31, 2020	10	$10	$2,762,875	$2,762,885

See accompanying notes to the financial statements and independent auditor's report.

HistoTox Labs, Inc.

Statement of Cash Flows

For the Year Ended December 31, 2020

Cash flows from operating activities:
Net income	$2,229,831

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	669,179
Changes in assets and liabilities:
Accounts receivable	38,303
Unbilled revenue	16,290
Accounts payable	68,602
Accrued liabilities	83,321
Deferred revenue	322,082

Net cash provided by operating activities	3,427,608

Cash flows from investing activities:
Cash paid for the purchase of property and equipment	(905,961)

Net cash (used in) investing activities	(905,961)

Cash flows from financing activities:
Principal payments on long-term debt	(625,410)
Proceeds from long-term debt	357,500
Distributions to stockholder	(1,888,411)

Net cash (used in) financing activities	(2,156,321)

Net change in cash during the year	365,326

Cash - beginning of year	558,455

Cash - end of year	$923,781

Non-cash investing and financing activities:
Purchase of fixed assets through promissory notes	$472,651

Supplemental information:
Cash paid for interest expense	$43,591

See accompanying notes to the financial statements and independent auditor's report.

HistoTox Labs, Inc.

Notes to the Financial Statements

December 31, 2020

Note 1 - Summary of Significant Accounting Policies

The accounting and reporting policies of HistoTox Labs, Inc. (the "Company") conform to accounting principles generally accepted in the United States of America. The following summary of significant accounting policies is presented to assist the reader in evaluating the Company's financial statements.

Business Activity - The Company, incorporated on March 27, 2003, is headquartered in Boulder, Colorado and is a Good Laboratory Practices ("GLP") compliant contract histology laboratory providing routing and specialized histology and histopathology, immunohistochemistry ("IHC"), whole-slide scanning (Aperio AT2), and digital image analysis services. The Company specializes in areas of preclinical toxicology, cancer, fibrosis, bone histology and a variety of inflammation models.

Basis of Accounting - The Company maintains its accounting records on the accrual basis of accounting. This method is based on the matching concept of accounting principles generally accepted in the United States of America. As a result, revenues are recognized when they are earned and expenses are recognized when they are incurred.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - For purposes of the balance sheet and cash flow statement, cash and cash equivalents include all bank accounts of the Company that have maturities of three months or less.

Accounts receivable - Accounts receivable include customer obligations due under normal trade terms for amounts billed pursuant to the agreed upon billing schedule for each respective study. The Company records accounts receivable at their net realizable value, which requires management to estimate the collectability of the Company's receivables. Judgment is required in assessing the realization of these receivables, including the credit worthiness of each counterparty and the related aging of past due balances.

HistoTox Labs, Inc.

Notes to the Financial Statements

December 31, 2020

Note 1 - Summary of Significant Accounting Policies (continued)

Accounts receivable (continued) - Management evaluates all accounts and a reserve is established based on the best facts available based on management's assessment of their collectability. After all attempts to collect a receivable have failed, the receivable is written off through the allowance for doubtful accounts. The allowance for doubtful accounts is estimated by analyzing the payment history of customers and current economic conditions. Based on this analysis, the Company determined no allowance was necessary as of December 31, 2020.

Property and Equipment - Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. All tangible personal property with a useful life of more than one year and a unit acquisition cost of $1,500 or more is capitalized and depreciated over its useful life using the straight-line method. The Company expenses the full acquisition cost of tangible personal property below this threshold in the year of purchase. Estimated useful lives on property and equipment are as follows:

Years
Lab equipment	3-7 years
Leasehold improvements	6-12 years
Computers and software	3-5 years
Furniture and fixtures	7 years
Vehicles	5 years

Leasehold improvements are amortized over the shorter of the lease term or useful life of the asset.

Depreciation and amortization expense was $669,179 for the year ended December 31, 2020.

Long-Lived Assets - The Company evaluates its long-lived assets in accordance with Accounting Standards Codification ("ASC") 360-10-50, “Accounting for the Impairment or Disposal of Long-lived Assets,” which requires reviewing long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be reasonable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If long-lived assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds fair market value and is recorded in the year the determination was made. There was no impairment of long-lived assets as of December 31, 2020.

HistoTox Labs, Inc.

Notes to the Financial Statements

December 31, 2020

Note 1 - Summary of Significant Accounting Policies (continued)

Revenue Recognition - In accordance with the Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” (Topic 606), the Company recognizes revenue upon the transfer of goods and services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. The Company earns revenue through service contracts, which generally are fixed price arrangements subject to pricing adjustments based on changes in scope. In cases where performance spans multiple accounting periods, revenue is recognized as the respective clinical study progresses. The total contract value, or total contractual payments, represents the aggregate contracted price for each of the agreed upon services to be provided. Changes in the scope of work are common and generally result in a change in contract value.

The method to measure progress towards completion requires judgment and is based on the nature of services to be provided depending on the transfer of value to the customer. Revenue is recognized as services are performed, generally using an output method based on discrete service, such as slides tested. The Company believes that the method used reasonably depicts the progress of the Company towards completing its obligations.

Generally, the Company bills the total contract value before the agreed upon services are provided. These billings are not performance-based (i.e., there is no potential additional consideration tied to specific deliverables or performance). Accordingly, payments received are in excess of revenue recognized. Payments received in advance of services being provided are deferred as contract liabilities on the balance sheet. As the services are performed and the associated revenue is recognized, the contract liability is reduced by the amount of revenue recognized during the period.

Services may be provided and revenue recognized before the customer is invoiced. In these cases, revenue recognized will exceed amounts billed and represents a contract asset on the balance sheet. Once the customer is invoiced, the contract asset is reduced for the amount billed and a corresponding accounts receivable is recorded.

Advertising - The Company expenses advertising costs as incurred. Advertising expenses charged to operations was $44,408 for the year ended December 31, 2020.

Research and Development Costs - Costs and expenses that can be clearly identified as research and development are charged to expense.

HistoTox Labs, Inc.

Notes to the Financial Statements

December 31, 2020

Note 1 - Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk - The Company's operations are concentrated in the preclinical Contract Research Organization ("CRO") industry. As such, the Company's accounts receivable, payables and operations are concentrated in this industry.

The Company extends trade credit, with no interest charged, to its customers on terms that are generally standard practice in the industry and performs ongoing evaluations of its customers' financial condition. Management believes any credit risk is minimal. For the year ended December 31, 2020, two vendors totaled approximately 29% of purchased services, however these vendors can be replaced with alternative vendors should the need arise.

The Company maintains cash accounts which, at times, may exceed the federally insured limit. Federal Deposit Insurance Corporation ("FDIC") insures accounts up to $250,000. As of December 31, 2020, cash balances in excess of federally insured limits were $970,458.

Income Taxes - The Company operates as a Subchapter S Corporation. As such, income and expenses of the Company are reported on the stockholder's individual income tax return. The Company is subject to certain state and local taxes.

The Company accounts for uncertain tax positions in accordance with ASC 740-10, "Income Taxes." ASC 740-10, "Income Taxes," provides several clarifications related to uncertain tax positions. Most notably, a "more-likely-than-not" standard for initial recognition of tax positions, a presumption of audit detection and a measurement of recognized tax benefits based on the largest amount that has a greater than 50 percent likelihood of realization. ASC 740-10, "Income Taxes," applies a two-step process to determine the amount of tax benefit to be recognized in the financial statements. First, the Company must determine whether any amount of tax benefit may be recognized. Second, the Company determines how much of the tax benefit should be recognized for tax positions that qualify for recognition. No additional liabilities have been recognized. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

Fair Value Measurements - The Company adopted the provisions of ASC 820, “Fair Value Measurements” for financial assets and financial liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosure about fair value measurements. ASC 820 applies to all financial instruments that are being measured and reported on a fair value basis. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

HistoTox Labs, Inc.

Notes to the Financial Statements

December 31, 2020

Note 1 - Summary of Significant Accounting Policies (continued)

Fair Value Measurements (continued) - ASC 820 also establishes a fair value hierarchy that prioritizes the inputs used in valuation methodologies into the following three levels:

• Level 1 Inputs - Unadjusted: quoted prices in active markets for identical assets or liabilities.

• Level 2 Inputs - Observable: inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

• Level 3 Inputs - Unobservable: inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or other valuation techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

The carrying amounts of cash, accounts receivable, account payable and other accruals approximate their fair values because of the short-term maturities or expected settlement dates of these instruments. All other significant financial assets or liabilities of the Company are either recognized or disclosed in the financial statements together with information relevant for making a reasonable assessment of future cash flows, interest rate risk, and credit risk.

Leases - In February 2016, the FASB issued ASU 2016-02, "Leases," (Topic 842) (“ASU 2016-02”), which supersedes the guidance in former ASC 840, "Leases." The new accounting guidance requires recognition of all long-term lease assets and lease liabilities by lessees and sets forth new disclosure requirements for those lease assets and liabilities. It requires lessees to recognize right-of-use ("ROU") assets and lease liabilities on the balance sheet using a modified retrospective approach at the beginning of the earliest comparative period in the financial statements with a term of greater than 12 months regardless of the classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The Company adopted this new standard on January 1, 2020 using the required modified retrospective approach and utilizing the effective date as its date of initial application.

The Company determines if a contract contains a lease at the inception of the contract. The Company currently has a lease related to its facility leased for office and laboratory space, which is classified as an operating lease. The lease results in an operating right-of-use asset, current operating lease liability, and non-current lease liability in the Company’s balance sheet. The Company does not have any financing leases.

HistoTox Labs, Inc.

Notes to the Financial Statements

December 31, 2020

Note 1 - Summary of Significant Accounting Policies (continued)

Leases (continued) - ASU 2016-02 provides a number of optional practical expedients in transition. The Company elected to adopt the 'package of practical expedients', which permits the Company (i) not to reassess whether expired existing contracts are or contain leases, (ii) not to reassess the classification of expired or existing leases, and (iii) not to reassess initial direct costs for any existing leases. The Company will continue to differentiate between finance leases (previously referred to as capital leases) and operating leases using classification criteria that are substantially similar to the previous guidance. Adoption of this standard resulted in the recognition of a right-of-use asset and a lease liability on the Company’s January 1, 2020 balance sheet of $1,386,030 and $1,871,124, respectively. There was no material impact resulting from the adoption on the Company’s statement of operations for the year ended December 31, 2020. Lease liabilities represent an obligation to make lease payments arising from the lease and ROU assets represent the right to use the underlying asset identified in the lease for the lease term. Lease liabilities are measured at the present value of the lease payments not yet paid discounted using the discount rate for the lease established at the lease commencement date. To determine the present value, the implicit rate is used when readily determinable.

For leases where the implicit rate is not provided, the Company determines an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments. ROU assets are measured at the present value of the lease payments and also include any prepaid lease payments made and any other indirect costs incurred, and exclude any lease incentives received. Lease expense is recognized on a straight-line basis over the lease term. In transition to ASC 842, the Company utilized the remaining lease term of its lease in determining the appropriate incremental borrowing rate. The application of the new standard required netting of unamortized balance of lease incentives and deferred lease obligation to right-of-use asset at the adoption date. The Company’s operating lease includes rental escalation clauses that are factored into the determination of lease payments when appropriate. The Company does not separate lease and non-lease components of contracts.

HistoTox Labs, Inc.

Notes to the Financial Statements

December 31, 2020

Note 2 - Property and Equipment

Property and equipment consists of the following as of December 31, 2020:

Lab equipment	$2,749,916
Leasehold improvements	1,490,050
Computers and software	390,355
Furniture and fixtures	253,785
Vehicles	84,488
4,968,594
Less: accumulated depreciation and amortization	(1,838,584)
Property and equipment, net	$3,130,010

Note 3 - Accrued Liabilities

Accrued liabilities consists of the following as of December 31, 2020:

Accrued payroll and benefits	$171,660
Accrued paid time off	134,638
Accrued taxes	74,057
Total accrued liabilities	$380,355

Note 4 - Line of Credit

The Company has a revolving line of credit with a maximum amount available of $100,000. The line of credit bears interest at variable rate equal to the annual prime rate plus an applicable percentage of 2.00%. The effective interest rate was 5.25% as of December 31, 2020. The line of credit calls for monthly interest only payments with all unpaid principal and interest due at maturity on July 30, 2021. The line is secured by substantially all assets of the Company. The Company had no principal amounts outstanding as of December 31, 2020 and through the date of the issuance of these financial statements.

HistoTox Labs, Inc. Notes to the Financial Statements December 31, 2020

Note 5 - Long-term Debt

The Company finances the purchase of various vehicles and equipment in the ordinary course of operations. As of December 31, 2020, the notes bore interest at fixed rates ranging from 4.95% to 7.99%. The notes require monthly principal and interest payments ranging from $1,439 to $26,621 with maturity dates ranging from May 2021 to December 2026, respectively, as of December 31, 2020. The notes are secured by the underlying asset, as defined in each respective note agreement. The principal amounts due on the equipment and vehicle notes were $898,676 as of December 31, 2020.

PPP Loan

On April 15, 2020, the Company entered into a Paycheck Protection Program ("PPP") loan agreement with an original principal balance of $357,500 and a fixed interest rate of 1.00%. The loan requires monthly principal payments of $20,102 beginning October 15, 2020 with all principal and unpaid interest due at maturity on April 15, 2022. The Company accounted for the PPP loan in accordance with ASC 470, "Debt," which requires the Company to record the proceeds from the loan as a liability until it has been forgiven, either wholly or in part, and the Company is legally released from the obligation by the government. Once released, the Company will reduce the liability by the amount forgiven and record a gain extinguishment in accordance with ASC 450-30, "Gain contingencies." As of December 31, 2020, the outstanding principal balance was $357,500. On February 23, 2021, all outstanding principal and accrued interest was forgiven by the government and was recorded as a gain in the statement of operations (Note 10).

Maturities of the long-term debt are as follows for the years ended December 31:

2021	$497,980
2022	219,049
2023	59,154
2024	56,554
2025	48,097
Thereafter	17,842
$898,676

Note 6 - Related Party Transactions

The Company outsources services from HTL Clinical, LLC ("HTL"), a company related through common ownership. Services provided to the Company by HTL totaled approximately $52,475 for the year ended December 31, 2020. Amounts due to HTL were $34,026 as of December 31, 2020, which is included in accounts payable in the accompanying balance sheet.

HistoTox Labs, Inc.

Notes to the Financial Statements

December 31, 2020

Note 6 - Related Party Transactions (continued)

Effective August 19, 2019, the Company and HTL entered into promissory note agreement with an original principal amount of $350,000. Accordingly, the Company is jointly and severally liable with HTL on amounts due to the lender. The promissory note bears interest at a fixed rate of 6.00% per annum and calls for monthly principal and interest payments of $9,274 through maturity on February 19, 2023. Amounts due as of December 31, 2020 are recorded in the financial records of HTL. Under this joint and several liability, the total amount of the obligation is enforceable to both the Company and HTL and each party is considered primarily responsible for the entire obligation. As of December 31, 2020 and through the issuance of these financial statements, the Company has not paid, and does not expect to pay, any amount related to this liability and accounts for these transactions through HTL. Effective March 19, 2021, the promissory note agreement with the lender was amended and the Company was removed as a co-obligor and accordingly, has no future obligation related to this arrangement (Note 10).

Note 7 - Leases

The Company is obligated under a non-cancelable lease agreement for its office and laboratory facility in Boulder, Colorado. This operating lease requires escalating rental payments and expires on October 31, 2026.

As of December 31, 2020, future undiscounted minimum contractual payments under the Company’s operating lease were $2,042,695. The discount rate for the operating lease liability was 6.04% which was the Company’s incremental borrowing rate at the ASC 842 adoption date as the discount rate implicit in the lease could not be readily determined.

In addition to fixed lease payments, the Company also has variable lease costs that requires the Company to pay its pro-rata share of real estate taxes and operating costs. The components of lease expense are as follows related to the Company's lease for the year ended December 31, 2020:

Fixed operating lease costs	$267,311
Variable lease costs	196,776
Total lease cost	$464,087

HistoTox Labs, Inc. Notes to the Financial Statements December 31, 2020

Note 7 - Leases (continued)

Future fixed minimum rental payments required under the non-cancelable operating lease agreements are as follows for the years ending December 31:

2021	$311,679
2022	320,733
2023	330,371
2024	347,156
2025	394,660
Thereafter	338,096
Total undiscounted lease payments	2,042,695
Less: imputed interest	(341,601)
Total lease liability	$1,701,094

Other information:
Operating cash flows used for operating leases	$456,872
Weighted average remaining lease term (in years)	5.8
Weighted-average discount rate	6.04%

Effective December 3 2020, the Company entered into an amendment to the lease to add HTL Clinical as a tenant and expand the leased premises for an additional 4,845 of rentable square feet. The lease term will commence at the earlier of i) April 1, 2021, ii) when tenant improvements are substantially complete, or iii) when tenant occupies the space for business use. As of December 31, 2020 and through the issuance of these financial statements, the landlord has not yet delivered the space to the Company and accordingly, the commencement date has not yet occurred.

Note 8 - Retirement Plan

The Company sponsors an Internal Revenue Code Section 401(k) safe harbor profit sharing plan covering substantially all of its employees. The Company provides a matching contribution equal to i) 100% up to the first 3% plus ii) 50% on the next 2% of eligible compensation. Company contributions totaled $59,685 for the year ended December 31, 2020.

HistoTox Labs, Inc. Notes to the Financial Statements December 31, 2020

Note 9 - Risks and Uncertainties

The new strain of coronavirus ("COVID-19") in 2020 and the efforts to contain it have negatively impacted the global economy, disrupted manufacturing operations and global supply chains and created significant volatility and disruption of financial markets. In addition, the COVID-19 pandemic has significantly increased economic and demand uncertainty. The Company believes the estimates and assumptions underlying the financial statements are reasonable and supportable based on the information available at the time the financial statements were prepared. However, uncertainty over the impact COVID-19 will have on the global economy and the Company in particular makes many of the estimates and assumptions reflected in the 2020 financial statements inherently less certain. Therefore, actual results may ultimately differ from those estimates to a greater degree than historically.

Note 10 - Subsequent Events

In accordance with ASC 855, "Subsequent Events," management has evaluated all material events or transactions that occurred after December 31, 2020, the balance sheet date, through March 22, 2021, the date the financial statements were available to be issued. Management has determined there are no events or transactions which would impact the financial statements for the year ended December 31, 2020, except as follows:

On February 23, 2021, all unpaid principal and interest related to the PPP loan was forgiven by the government (Note 5).

On March 19, 2021 the Company amended the promissory note agreement with HTL to be removed as a co-obligor (Note 6).